Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement, dated as of September 30, 2011 (this “Amendment”), is by and among JPMORGAN CHASE BANK, N.A., a national banking association (the “Bank”), ORION ENERGY SYSTEMS, INC., a Wisconsin corporation (the “Borrower”), ORION ASSET MANAGEMENT, LLC, a Wisconsin limited liability company (“OAM”), CLEAN ENERGY SOLUTIONS, LLC, a Wisconsin limited liability company (“CES”), and GREAT LAKES ENERGY TECHNOLOGIES, LLC, a Wisconsin limited liability company (“GLET” and together with the Borrower, OAM and CES, each individually, a “Loan Party” and collectively, the “Loan Parties”) and amends and supplements that certain Credit Agreement dated as of June 30, 2010 (the “Credit Agreement”) from the Loan Parties to the Bank.

RECITAL

The parties desire to amend and supplement the Credit Agreement as provided below.

AGREEMENTS

In consideration of the Recital, the promises and agreements set forth in the Credit Agreement, as amended hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned in the Credit Agreement. All references to the Credit Agreement contained in the Collateral Documents and the other Loan Documents shall, upon fulfillment of the conditions specified in Section 3 below, mean the Credit Agreement as amended by this Amendment.

2. Amendments. The Credit Agreement is amended as follows:

(a) Section 1.1 of the Credit Agreement is amended to insert the following defined terms to appear in the proper alphabetical order therein:

“Funded Debt” means, as to any Person, Indebtedness (including Subordinated Debt) of such Person and its Consolidated Subsidiaries.

“Funded Debt to EBITDA Ratio” means, as to any Person, the relationship expressed as a numeric ratio, between:

(a) Funded Debt,

and

(b) EBITDA;

all as determined, without duplication, for such Person and its Consolidated Subsidiaries for the 12 month period ending as of the end of the applicable fiscal quarter.

“OAM Credit Agreement” means that certain Credit Agreement dated as of September 30, 2011 by and among OAM as borrower, the other Loan Parties and the Bank, as amended, restated or otherwise modified from time to time.

“OTA Assets” means all throughput agreements, virtual power plant agreements, power purchase agreements, leases, supply agreements and/or similar agreements relating to solar photovoltaic and/or wind turbine systems or facilities, all receivables, chattel paper, payments, revenues, rights, rebates, intangibles, credits, benefits and financial assets originated, acquired or serviced in connection therewith (including solar renewable energy credit (or similar) revenues), all guarantees and insurance coverage in connection therewith, all right, title and interest in, to and under related agreements, instruments and documents, all assets related to the foregoing, all proceeds and products of the foregoing, all books and records related to the foregoing and all supporting obligations in respect of any of the foregoing, whether now existing or hereafter created or acquired and wherever located.

“OTA Financed Assets” means all OTA Assets of OAM which OAM has identified to the Bank pursuant to Section 2.2 of the OAM Credit Agreement that are collateral for the Loans (as defined in the OAM Credit Agreement) and in which the Bank has a first priority perfected Lien, subject to no other Liens other than Permitted Liens.

(b) The defined term “Excluded Assets” in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Excluded Assets” means all OTA Assets other than the OTA Financed Assets.

(c) The defined terms “Debt Service Period,” “Debt Service Triggering Event” and “Unencumbered Liquidity” are hereby deleted in their entirety from Section 1.1 of the Credit Agreement.

(d) Section 6.12 of the Credit Agreement is amended and restated in its entirety to read as follows:

6.12 Funded Debt to EBITDA Ratio. Permit the ratio of Funded Debt to EBITDA to exceed 2.50:1.00 as of the last day of any fiscal quarter.

(e) Section 6.13 of the Credit Agreement is amended and restated in its entirety to read as follows:

6.13 Debt Service Coverage Ratio. Permit the Debt Service Coverage Ratio to be less than 1.50:1.00 as of the last day of any fiscal quarter.

(f) Section 7.1(m) of the Credit Agreement is created to read as follows:

(m) Event of Default under OAM Credit Agreement. An “Event of Default” (as defined therein) occurs under the OAM Credit Agreement.

(g) Clause (a) of section 7.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

(a) as to an Event of Default described in sections 7.1(a) through 7.1(h) and 7.1(m), inclusive, the Bank may, at its option and without notice, terminate the Revolving Loan Commitment and declare the Loans then outstanding to be, and such Loans shall thereupon become, immediately due and payable, together with accrued interest thereon

3. Effectiveness of the Amendment. This Amendment shall become effective upon execution and delivery hereof by the parties and receipt by the Bank of such other amendments, forms, certificates, agreements, documents and instruments as the Bank may reasonably request.

4. No Waiver. Each of the Loan Parties agrees that nothing contained herein shall be construed by such Loan Party as a waiver by the Bank of each Loan Party’s compliance with each representation, warranty or covenant contained in the Credit Agreement and that no waiver of any provision of the Credit Agreement by the Bank has occurred. Each of the Loan Parties further agrees that, nothing contained herein shall impair the right of the Bank to require strict performance by each of the Loan Parties of the Credit Agreement.

5. Representations and Warranties. Each of the Loan Parties represents and warrants to the Bank that:

(a) The execution and delivery of this Amendment is within its corporate or limited liability company power, as applicable, has been duly authorized by all proper corporate or limited liability company action on the part of such Loan Party, as applicable, is not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the organizational documents of such Loan Party or the terms of any agreement, restriction or undertaking to which such Loan Party is a party or by which it is bound, and do not require the approval or consent of the shareholders or members of any of the Loan Parties, any governmental body, agency or authority or any other person or entity other than those consents and approvals in full force and effect.

(b) This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) The representations and warranties contained in the Credit Agreement are correct and complete as of the date of this Amendment (except to the extent such representation or warranty relates to a stated earlier date in which case it shall continue to be true and correct as of such date), and no condition or event exists or act has occurred that, with or without the giving of notice or the passage of time, would constitute a Default or Event of Default under the Credit Agreement.

6. Miscellaneous.

(a) Expenses and Fees. The Loan Parties, jointly and severally, agree to pay on demand all out-of-pocket costs and expenses paid or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, and all amendments, forms, certificates agreements, documents and instruments related hereto and thereto, including the actual fees and expenses of the Bank’s counsel.

(b) Amendments and Waivers. This Amendment may not be changed or amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.

(c) Headings. The headings in this Amendment are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Amendment.

(d) Affirmation. Each party hereto affirms and acknowledges that the Credit Agreement as amended by this Amendment remains in full force and effect in accordance with its terms.

(e) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart signature page hereto by facsimile or by electronic transmission (e-mail) of a portable document file (PDF) or similar file shall be as effective as delivery of a manually executed counterpart signature page hereto.

7. Acknowledgment, Consent and Reaffirmation of Guaranty. Each of the Loan Guarantors hereby acknowledges that pursuant to the Credit Agreement, it has absolutely and unconditionally guaranteed to the Bank the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Guaranteed Obligations, as affected hereby; acknowledges, consents and agrees to the Bank and the Borrowers entering into this Amendment; and reaffirms that its obligations under the Credit Agreement, as amended hereby, remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK:

JPMORGAN CHASE BANK, N.A.

By:
Richard B. Bennett, Authorized Signor

BORROWER:

ORION ENERGY SYSTEMS, INC.

By:
Neal R. Verfuerth, Chairman and
Chief Executive Officer

LOAN GUARANTORS:

ORION ASSET MANAGEMENT, LLC

By:
Neal R. Verfuerth, Manager

CLEAN ENERGY SOLUTIONS, LLC

By:
Neal R. Verfuerth, Manager

GREAT LAKES ENERGY TECHNOLOGIES, LLC

By:
Neal R. Verfuerth, Manager

Signature Page to First Amendment to Credit Agreement